SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

October 24, 2000
Date of Report

                        CACI International Inc
(Exact name of registrant as specified in its Charter)

                         Delaware
(State or other jurisdiction of incorporation)

                 0-8401
(Commission File Number)

                   54-1345888
(IRS Employer Identification No.)

1100 N. Glebe Road
                   Arlington, Virginia 22201
(Address of principal executive offices)(Zip code)

                             (703) 841-7800
(Registrant's telephone number, including area code)

ITEM 2. ACQUISITION OF ASSETS.

On October 19, 2000, the Registrant announced that it had signed a definitive agreement to purchase the services business and related assets of N.E.T. Federal Inc., a subsidiary of Network Equipment Technologies, Inc. now doing business as net.com. It is anticipated that the transaction, which is subject to approval by the appropriate regulatory agencies, will close before the end of the calendar year. The transaction will be financed through the Registrant's existing credit facility. Upon closing, the Registrant will pay net.com $25 million in cash; additional payments of up to $15 million may also be made based upon achievement of specific milestones.

N.E.T. Federal, Inc., headquartered in Vienna, Virginia, employs approximately 185 employees who proivde secure network services offerings that include network engineering and design, implementation, installation, and integration, as well as network maintenance and management. Clients include intelligence agencies and major departments within the U.S. Government. N.E.T. Federal services revenues for its most recent fiscal year were approximately $50 million.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

99.1	Press Release dated October 19, 2000, announcing that the Registrant was expected to consummate its acquisition of the services and related assets of N.E.T. Federal, Inc. by the end of the current calendar year.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CACI International Inc

Registrant

By:	/s/

Jeffrey P. Elefante Executive Vice President General Counsel and Secretary